Exhibit 10.5

SECURITY AGREEMENT

As of May 23, 2024, for value received, the undersigned (“Debtor”) pledges, assigns and grants to FIRST MERCHANTS BANK (“Bank”), a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) on the terms set out in this Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as hereinafter defined) of Debtor to Bank. “Indebtedness” shall mean all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, whether absolute or contingent, direct or indirect, now or hereafter owed to Bank or any Affiliate of Bank by Borrowers and/or Debtor, whether arising under, by virtue of or pursuant to the Credit Agreement (as defined below), the Notes, any other Loan Documents, or otherwise (including without limiting the generality of the foregoing, all indebtedness, obligations and liabilities hereafter arising by virtue of, in support of, or in connection with any extensions of credit by Bank or any Affiliate of Bank to Debtor unrelated to and not made under the Credit Agreement), together with all costs, expenses and reasonable legal fees incurred by Bank or any Affiliate of Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by Bank or any Affiliate of Bank owed to some other Person. All costs and expenses shall be payable immediately by Debtor when incurred by Bank, immediately upon demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law.

Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement dated as of even date herewith, by and among ALLURE GLOBAL SOLUTIONS, INC., a Georgia corporation, CREATIVE REALITIES, INC., a Minnesota corporation and REFLECT SYSTEMS, INC., a Delaware corporation (“Borrowers”) and Bank, as the same may be amended, modified or restated from time to time (the “Credit Agreement”).

Debtor further covenants, agrees and represents as follows:

SECTION 1.    COLLATERAL.

1.1     Collateral shall include all of the present and after acquired personal property and undertaking of Debtor, wherever located, including without limitation all Goods (including all parts, accessories, attachments, special tools, additions and Accessions thereto), Chattel Paper, Money, deposit accounts, Documents of Title (whether negotiable or not), Instruments (including, without limit, promissory notes), Intangibles, Securities and Investment Property, now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and in all Proceeds and renewals thereof, accretions thereto and substitutions therefor including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

(a)	all Inventory of whatever kind and wherever situate;

(b)	all Equipment of whatever kind and wherever situate including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(c)	all Intangibles, including without limitation, all claims, book accounts and book debts;

(d)

all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including, rights to payment evidenced by Chattel Paper, letter of credit rights, rights to payment for money or funds advanced or sold, letters of credit and advices of credit which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor (“Accounts Receivable”);

(e)

all deeds, documents, writings, papers, ledgers, books of account, records, computer printouts, microfilm, microfiche and other computer prepared information and other books relating to or being evidence or records of Accounts Receivable, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(f)

all Software (for purposes of this Agreement, “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in Goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the Goods in such a manner that it customarily is considered part of the Goods, and whether or not, by becoming the owner of the Goods, a person acquires a right to use the program in connection with the Goods, and whether or not the program is embedded in Goods that consist solely of the medium in which the program is embedded);

(g)	all contractual rights and insurance claims and all goodwill;

(h)

all patents, industrial designs, trade-marks, trade secrets and know-how including without limitation environmental technology and biotechnology, confidential information, trade-names, goodwill, copyrights, personality rights, plant breeders’ rights, integrated circuit topographies, Software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing;

(i)	specific items listed the on attached Schedule “A”, if any, is/are also included in Collateral; and

(j)

all additions, attachments, Accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and Proceeds of or pertaining to the above including, without limit, cash or other property which were Proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor;

(as used in this Agreement, all of the foregoing, the “Collateral”). In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

1.2      Exceptions. Further, notwithstanding any other term or provision herein:

(a)

Debtor’s grant of security in Trade-marks (as defined in the Trademarks Act (Canada)) shall be limited to a grant by Debtor of a security interest in all of Debtor’s right, title and interest in such trade-marks;

(b)

any security interest shall not extend or apply to the last day of the term of any lease or any agreement therefor now held or hereafter acquired by Debtor but should such security interest become enforceable, Debtor shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any Person acquiring such term or the part thereof mortgaged and charged in the course of any enforcement of the said security interest or any realization of the subject matter thereof; and

(c)	all Consumer Goods of Debtor are hereby excepted out of the security interests created by this Agreement.

1.3    The terms “Accounts”, “Goods”, “Chattel Paper”, “Money”, “Document of Title”, “Equipment”, “Consumer Goods”, “Instrument”, “Intangible”, “Investment Property”, “Security”, “Proceeds”, “Inventory”, and “Accessions” whenever used herein shall be interpreted pursuant to their respective meanings ascribed to them in the PPSA. Provided always that the term “Goods” when used herein shall not include Consumer Goods of Debtor.

“PPSA” means the Personal Property Security Act (Ontario) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Bank’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

Any reference herein to “Collateral” shall, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”.

The term “Proceeds” whenever used herein and interpreted as above shall by way of example include trade-ins, Equipment, cash, bank accounts, notes, Chattel Paper, Goods, contract rights, accounts and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of.

Terms defined in the STA which are not otherwise defined in this Agreement or the PPSA are used herein as defined in the STA, including without limitation, “Certificated Security”, “Entitlement Holder”, “Entitlement Order”, “Financial Asset”, “Securities Account”, “Securities Intermediary”, “Security Entitlement”, and “Uncertificated Security”. “STA” means the Securities Transfer Act, 2006 (Ontario), provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than Ontario in which there is in force legislation substantially the same as the Securities Transfer Act, 2006 (Ontario) (an “Other STA Province”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than Ontario or an Other STA Province, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act, 2006 (Ontario) regardless of whether the STA is in force in the applicable jurisdiction.

1.4    Debtor acknowledges that the security interests hereby created attach upon the execution of this Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that Debtor has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

SECTION 2.    WARRANTIES, COVENANTS AND AGREEMENTS.

Debtor warrants, covenants and agrees as follows:

2.1    At the time any Collateral becomes, or is represented to be, subject to a security interest in favour of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favour of Bank and Permitted Liens; (c) there are no financing statements on file in respect of any of the Collateral, other than those in favour of Bank and those filed with respect to Permitted Liens; and (d) no person, other than Bank (or any agent on behalf of Bank), has possession and/or control of any Collateral of such nature that perfection of a security interest may be accomplished by possession and/or control.

2.2    Debtor does not have interest in, or title to, any Intellectual Property except as set forth on Schedule “B.” All Intellectual Property applications and registrations are valid and in good standing and Debtor is the owner of the applications and registrations.

2.3    Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favour of Bank and Permitted Liens. Subject to the terms and conditions set forth in Section 5.01(c) of the Credit Agreement, Debtor will permit audits and inspections at premises where the Collateral is kept or might be located.

2.4    Notwithstanding anything to the contrary contained herein (including any provision for, reference to, or acknowledgement of, any encumbrance), nothing herein and no approval by Bank of any encumbrance (whether such approval is verbal or in writing) shall be construed as or deemed to constitute a subordination by Bank of any security interest or other right or interest in or to the Collateral or any part thereof in favour of any encumbrance or any holder of any encumbrance.

2.5    Debtor will do all acts and will execute and/or deliver or cause to be executed and/or delivered all writings requested by Bank to establish, maintain and continue an exclusive perfected and first security interest of Bank in the Collateral. By executing this Agreement and becoming bound by the terms hereof, Debtor expressly authorizes the filing of financing statements and any amendments thereto covering the Collateral, and authorizes Bank or its representatives to take such other actions as may be necessary or appropriate to perfect and maintain Bank’s security interest in the Collateral. Except where prohibited by law, Debtor waives receipt of a copy of any and all PPSA registrations, amendments, renewals and/or discharges. Debtor acknowledges and agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which Bank may have a lien or security interest for payment of the Indebtedness.

2.6    Debtor shall provide prior written notice to Bank prior to Debtor changing the location of its chief executive office, its principal place of business, its domicile (within the meaning of the Civil Code of Quebec) or its books and records, acquiring any new such locations, or keeping, maintaining or storing any Collateral at any location other than the locations identified in Section 5.19 below. Upon providing such notice to Bank and before changing any such location or acquiring another such location (whether by purchase, lease or otherwise), Debtor shall provide Bank with such financing statements, financing change statements, charges, assignments, hypothecs, security interests, security agreements and other agreements and legal opinions as Bank may reasonably require in order to assure and maintain Bank’s first priority, perfected security interest on the Collateral.

2.7    Debtor will deliver to Bank from time to time promptly upon request any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral for the purpose of protecting the security interest or the priority of such security of Bank in any such Documents of Title, Instruments, Securities or Chattel Paper.

2.8    Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand therefor, together with interest thereon at the highest lawful default rate which could be charged by Bank on any Indebtedness. Any such payments made by Bank shall not constitute (a) any agreement by Bank to make similar payments in the future, or (b) a waiver by Bank of any Event of Default under this Agreement. Bank need not inquire as to, or contest the validity of, any such taxes, assessments and similar charges, and the usual official notice of such taxes, assessments and similar charges shall be conclusive evidence that the same are validly due and owing. Such payments shall constitute Indebtedness secured by this Agreement.

2.9    Debtor will keep the Collateral insured at all times in accordance with the requirements set forth in the Credit Agreement. If Debtor fails to carry any insurance required to be carried by Debtor under the terms of this Credit Agreement, Bank, at its option, may procure and maintain such insurance. The appropriate certificates of all policies of insurance required to be carried under the Credit Agreement will be delivered to Bank upon the Closing Date. Debtor will deliver to Bank a new policy (or certificate if requested by Bank) as replacement for any expiring policy at least 30 days before the date of such expiration. All policies of insurance required by this Section will contain a standard lender loss payee clause in favor of Bank and a waiver of insurer’s right of subrogation against funds paid under the standard lender loss payee endorsement. Debtor hereby assigns to Bank all amounts recoverable under any such policy. The amount collected by Bank will be applied in accordance with the Credit Agreement.

2.10    On each occasion on which Debtor evidences to Bank the account balances on and the nature and extent of the Accounts Receivable, Debtor shall be deemed to have warranted that, except as otherwise indicated by Debtor, (a) each of those Accounts Receivable is valid and enforceable without performance by Debtor of any act; (b) each of those account balances are in fact owing, (c) there are no set-offs, recoupments, credits, contra accounts, counterclaims or defences against any of those Accounts Receivable, (d) as to any Accounts Receivable represented by a note, trade acceptance, draft or other instrument or by any Chattel Paper or document, the same have been endorsed and/or delivered by Debtor to Bank, (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a Receiver (as defined below) for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor, and (f) as to each Account Receivable, except as may be expressly permitted by Bank to the contrary in another document, the account debtor is not an affiliate of Debtor, the Government of Canada or any department, agency or instrumentality of the Government of Canada or any of its provinces, territories or municipalities, or a citizen or resident of any jurisdiction outside of Canada. Debtor will do all acts and will execute all writings requested by Bank to perform, enforce performance of, and collect all Accounts Receivable. Debtor will deliver to Bank such documents, instruments and other writings evidencing or otherwise relating to the Accounts Receivable as Bank may reasonably request from time to time. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Bank. Bank may at any time and from time to time verify Accounts Receivable directly with account debtors or by other methods acceptable to Bank without notifying Debtor. Debtor agrees, at Bank’s request, to arrange or cooperate with Bank in arranging for verification of Accounts Receivable.

2.11    Debtor at all times shall be in compliance with all material applicable laws including, without limitation, any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (“Environmental Laws”), except to the extent that such non-compliance would not reasonably be expected to result in a material liability for Debtor.

2.12    If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor’s designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange, such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank’s security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor expressly authorizes Bank to file a financing statement or financing change statement in form and substance satisfactory to Bank in respect of such Collateral. Any proceeds of Collateral coming into Debtor’s possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

2.13    At any time and without notice following the occurrence and the continuance of an Event of Default, Bank may, as to any Collateral (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect, by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; and (c) enter into any extension, subordination, reorganization, deposit, merger, amalgamation or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement. At any time and without notice, Bank may take such actions in its own name or in Debtor’s name as Bank, in its sole but reasonable discretion, deems necessary or appropriate to establish exclusive possession and/or control over any Collateral of such nature that perfection of Bank’s security interest may be accomplished by possession and/or control.

2.14    Debtor agrees that no security or guarantee now or later held by Bank for the payment of any indebtedness, whether from Borrowers, any guarantor or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the security interests or other rights or interests of Bank under this Agreement or any of the obligations of Debtor under this Agreement, and Bank, in its sole discretion, without notice to Debtor, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of Debtor under this Agreement.

2.15    Debtor delivers this Agreement based solely on Debtor’s independent investigation of (or decision not to investigate) the financial condition of Borrowers and is not relying on any information furnished by Bank.

2.16    WITHOUT LIMITING ANY OTHER PROVISIONS OF THIS AGREEMENT, DEBTOR AGREES TO INDEMNIFY AND HOLD BANK HARMLESS FROM AND AGAINST ALL LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND FEES OF COUNSEL AND DISBURSEMENTS, INCURRED BY BANK IN CONNECTION WITH THIS AGREEMENT AND TRANSACTIONS CONTEMPLATED HEREBY OR BY REASON OF ANY DEFAULT OR EVENT OF DEFAULT, OR ENFORCING THE INDEBTEDNESS OF DEBTOR UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AS APPLICABLE, OR IN EXERCISING ANY RIGHTS OR REMEDIES OF BANK OR IN THE PROSECUTION OR DEFENCE OF ANY ACTION OR PROCEEDING CONCERNING ANY MATTER GROWING OUT OF OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE APPLICABLE, AND DEBTOR SHALL NOT BE LIABLE FOR ANY SUCH LOSSES, COSTS, DAMAGES, LIABILITIES OR EXPENSES, TO THE EXTENT (BUT ONLY TO THE EXTENT) THE SAME ARISE OR RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BANK OR ANY OF ITS AGENTS OR EMPLOYEES. THE PROVISIONS OF THIS SECTION SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND SATISFACTION OF ALL OBLIGATIONS OF DEBTOR TO BANK AND TERMINATION OF THIS AGREEMENT.

2.17    Without notice to or by Debtor, and without affecting or impairing the obligations of Debtor hereunder, Bank may, by action or inaction:

(a)

compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement, the Indebtedness, or any part thereof, with respect to Borrowers or any other person;

(b)	release Borrowers or any other person or grant other indulgences to Borrowers or any other person in respect thereof;

(c)	amend or modify in any manner and at any time (or from time to time) any documents, instruments or agreements evidencing, governing, securing or otherwise relating to any of the Indebtedness; or

(d)	release or substitute any guarantor, if any, of the Indebtedness, or enforce, exchange, release, or waive any security for the Indebtedness or any guaranty of the Indebtedness, or any portion thereof.

2.18    Bank shall have all of the rights to seek recourse against Debtor to the fullest extent provided for herein. No election by Bank to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Bank’s right to proceed in any other form of action or proceeding or against other parties, unless Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Bank under any document or instrument evidencing the Indebtedness shall serve to diminish the liability of Debtor under this Agreement, except to the extent that Bank finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

2.19    Debtor hereby (a) acknowledges receiving a copy of this Agreement; and (b) waives all rights to receive from Bank a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Agreement.

SECTION 3.    COLLECTION OF PROCEEDS.

3.1    Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank after the occurrence and during the continuance of an Event of Default, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guarantee and all rights in the nature of a lien or security interest which Debtor now or later has regarding the Collateral. Immediately upon and after such notice, during the continuance of such Event of Default, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. Debtor irrevocably authorizes Bank and/or its employees or agents to endorse the name of Debtor upon any cheques or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to Money. Bank shall not have any duty as to the collection or protection of Collateral or the Proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed to be a consent by Bank to any sale, lease or other disposition of any Collateral.

3.2    Debtor agrees that immediately upon Bank’s request after the occurrence and during the continuance of an Event of Default, the Indebtedness shall be on a “remittance basis” in accordance with the following. In connection therewith, Debtor shall at its sole expense establish and maintain (and Bank, at Bank’s option may establish and maintain at Debtor’s expense): (a) a lock box (the “Lock Box”), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and (b) a non interest bearing deposit account with Bank which shall be titled as designated by Bank (the “Cash Collateral Account”) to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank’s request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

3.3    All items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank’s option, (a) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole but reasonable discretion, or, (b) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor suffers or may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies hereunder. Debtor further agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, litigation costs and fees of counsel.

SECTION 4.    DEFAULTS, ENFORCEMENT AND APPLICATION OF PROCEEDS.

4.1      The occurrence or existence of any of the following conditions or events shall constitute an “Event of Default” under this Agreement:

(a)	Any Event of Default shall have occurred under the Credit Agreement; or

(b)

Any uninsured material loss, theft, substantial damage or destruction to or of any material portion Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any material portion Collateral or of any other judicial process of, upon or in respect of Debtor or any Collateral that has or is reasonably likely to cause or result in a material adverse effect on the Debtor.

The foregoing Events of Default shall be subject to any notice and/or notice and cure period, if any, for an event of default of the same type described in any other loan document executed in connection with the Indebtedness.

4.2    Upon the occurrence and at any time during the continuance or existence of any Event of Default, Bank shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(a)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the PPSA and other applicable law or in equity;

(b)

Institute legal proceedings to enforce (including foreclosure upon) the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(c)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral;

(d)

Appoint, remove and reappoint any person or persons, including an employee or agent of Bank to be a receiver (“Receiver”) which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Debtor and not of Bank, and Bank shall not in any way be responsible for any misconduct, negligence or nonfeasance of such Receiver, his employees or agents. Except as otherwise directed by Bank, all money received by such Receiver shall be received in trust for and paid to Bank. Such Receiver shall have all of the powers and rights of Bank described in this Section 4.2(4) or as otherwise provided under the PPSA or the Bankruptcy and Insolvency Act (Canada). Bank may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver. Debtor shall pay all costs, charges and expenses incurred by Bank or any Receiver or any nominee or agent of Bank, whether directly or for services rendered (including, without limitation, fees of outside counsel calculated on a solicitor and his own client basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement and all such expenses together with any money owing as a result of any borrowing permitted hereby or pursuant to any applicable law shall be a charge on the proceeds of realization and shall be secured hereby; and/or

(e)

Personally or by its agents, attorneys, or appointment of a Receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, ship, reclaim, recover, store, finish, maintain, repair, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places (including, without limit, Debtor’s premises) and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under applicable law are expressly waived by Debtor to the fullest extent permitted.

Debtor recognizes that Bank may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act (Ontario) (the “Securities Act”) and other applicable securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under other applicable securities laws, even if the issuer would agree to do so.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limitation, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral.

4.3    Bank shall not be liable or accountable for any failure to exercise any of its rights or remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, Bank shall not have any obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or Proceeds and whether or not in Bank’s possession and Bank shall not be liable or accountable for failure to do so.

4.4    Debtor shall, at the request of Bank, upon the occurrence and during the continuance of any Event of Default, notify the account debtors or obligors of Bank’s security interest in the Collateral and direct payment of it to Bank. Bank may itself, upon the occurrence and at any time during the continuance or existence of any Event of Default, so notify the account debtors or obligors of Bank’s security interest in the Collateral and direct such account debtors or obligors to make payments directly to Bank. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as Bank shall request to establish exclusive possession and/or control by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by possession and/or control.

4.5    The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses of enforcement and all fees of counsel and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

4.6    Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other right or remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor or any Guarantor and Bank.

4.7    No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.8    Debtor (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor, and (b) authorizes Bank or any agent or employee of Bank, in its own name, at Debtor’s expense, to do any of the following, as Bank in its sole discretion, deems appropriate:

(a)

upon the occurrence and during the continuance of any Event of Default, to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(b)

to execute and/or file in the name of and on behalf of Debtor all financing statements, financing change statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

(c)	upon the occurrence and during the continuance of any Event of Default, to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.9    Upon the occurrence and at any time during the continuance or existence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor. Bank may take any and all actions that it deems necessary or appropriate to protect the Collateral and its security interest in the Collateral, and all costs and expenses for the same shall be added to the Indebtedness and shall be payable upon demand. All risks of loss, damage or destruction to the Collateral shall be borne by Debtor.

SECTION 5.    MISCELLANEOUS.

5.1    Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.19 below.

5.2    Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.3    Subject to the terms and conditions in Section 8.08 of the Credit Agreement, Bank may assign any of this Agreement in whole or in part and/or deliver any or all of the Collateral to its assignee.

5.4    In addition to Bank’s other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute an acceptance of collateral in discharge of Indebtedness.

5.5    Debtor, to the extent not expressly prohibited by applicable law, waives any right to require Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower, Debtor or any other person, or otherwise comply with the provisions of Part 5 of the PPSA; or (c) pursue any other remedy in Bank’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonour, notice of dishonour, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower or Debtor to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defence and set-off of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defence or set-off exists. Debtor ratifies and approves all acts of Bank acting in its capacity as Debtor’s attorney-in-fact under this Agreement. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law.

5.6    Debtor hereby absolutely, unconditionally, knowingly, and expressly waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Debtor pursuant to this Agreement until such time as all of the Indebtedness has been fully paid.

5.7    In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least fifteen days before the date of the action shall be reasonable notice of the action and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances (including, without limitation, if the Collateral, or any portion thereof, is perishable or threatens to decline speedily in value). A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the Canada Post or the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

5.8    Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

5.9    This Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by Bank and is, and is intended to be, a continuing Agreement.

5.10    The headings used in this Agreement are for convenience only and are not to be considered a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

5.11    When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

5.12    Nothing herein contained shall in any way obligate Bank to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

5.13    The security interest created hereby is intended to attach when this Agreement is signed by Debtor and delivered to Bank.

5.14    If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the “Other Currency”) any amount due hereunder in any currency other than the Other Currency (the “Original Currency”), then conversion shall be made at the rate of exchange prevailing for the Original Currency on the Business Day before the day on which judgment is given. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Debtor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Other Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in such other Original Currency. Any additional amount due from Debtor under this Section 5.14 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

5.15    This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank’s successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.15 is deemed to be a consent by Bank to any assignment by Debtor.

5.16    If there is more than one Debtor, each Debtor agrees that all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally, and each reference to the term Debtor shall mean each and every Debtor a party hereto, individually and collectively, jointly and severally.

5.17    No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, as the same may from time to time be in effect including, where applicable, the PPSA.

5.18    To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

5.19    Debtor represents and warrants that Debtor’s exact name is as set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place:

Debtor is a corporation which is organized under the laws of the Province of Ontario and is located in the Provine of Ontario as determined in accordance with Section 7(3) of the PPSA; and

Debtor’s address for notices is: 13100 Magisterial Drive, Suite 100, Louisville, KY 40223.

Debtor’s Collateral locations: 4600 Rhodes Drive, Unit 3 & 4, Windsor, Ontario N8W 5C2.

Collateral shall be maintained only at the locations identified in this Section 5.19.

5.20    Debtor will give Bank not less than thirty (30) days’ prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.21    Debtor agrees to reimburse Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or any of the duties or obligations of Debtor under this Agreement or in establishing, determining, continuing or defending the validity or priority of Bank’s security interest under this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Security Agreement.

5.22    No right or remedy under this Agreement is intended to be exclusive of any other remedy, but each and every right and remedy shall be cumulative and in addition to any and every other right or remedy given under this Agreement, under any other agreement(s) and those provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed to be an election. No delay or omission by Bank to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

5.23     Debtor hereby confirms that it has received a copy of the Credit Agreement, and all cross references to the Credit Agreement herein are deemed incorporated herein by reference, mutatis mutandis.

SECTION 6.    DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

SECTION 7.    Special Provisions Applicable to this Agreement. (*None, if left blank)

[Signature Page Follows]

IN WITNESS WHEREOF, Debtor has executed this Agreement as of the date first written above.

Debtor:

CREATIVE REALITIES CANADA, INC.

By:	/s/ Will Logan

Name:	Will Logan

Its:	Chief Financial Officer